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                                                                    EXHIBIT 99.1

                  PREDICTIVE SYSTEMS NAMES ANDREW B. ZIMMERMAN
                             CHIEF EXECUTIVE OFFICER


New York, NY - June 25, 2001 - Predictive Systems, Inc. (Nasdaq: PRDS), a leading network infrastructure and security consulting firm, today announced it has named Andrew B. Zimmerman as its chief executive officer. Mr. Zimmerman spent 20 years at PricewaterhouseCoopers (PwC), most recently as Global Leader of its E-Business consulting practice. Before joining Predictive Systems, Mr. Zimmerman was chief operating officer at idealab! New York, a leading creator and operator of technology businesses. Mr. Zimmerman will also join Predictive Systems' Board of Directors.

"With more than 20 years of management experience in the consulting and technology fields, Andy Zimmerman brings a wealth of expertise to Predictive Systems," said William Wyman, chairman of the board and interim CEO. "His business savvy, strategic perspective, long relationships with major clients of Predictive Systems, and charismatic leadership all make him an excellent choice for our company."

"I'm very excited to be joining the company," said Andrew Zimmerman, CEO of Predictive Systems. "As a pure play provider of sophisticated network infrastructure, security consulting and managed services, Predictive Systems is well positioned to meet client demand through both direct and indirect sales channels. With a solid track record of providing tangible business benefits and measurable results, our team of experienced consultants sets us apart in our market."

Before joining idealab!, in February of 2000, Mr. Zimmerman, 46, led several global practices at PricewaterhouseCoopers. During his tenure as Global Leader for PwC's E-business consulting practice, where he was responsible for marketing, alliances, venture investments, technology monitoring, thought leadership, and training, the firm's e-business revenues grew from $300 million to $1.7 billion. He also served as a member of PwC's global executive committee for the consulting practice. In earlier positions with the firm, Mr. Zimmerman served as the global leader of the telecommunications industry practice, overseeing consulting, accounting, tax and computer security services to telecom providers. In recognition of his leadership, Consulting magazine named Mr. Zimmerman as one of seven "Up and Coming" leaders in the management consulting industry in 2000.

Mr. Zimmerman has been an innovator in technology and computer networks for more than a decade. In 1986, he co-founded Reach Networks; an early Internet company that pioneered the use of UNIX and IP networking protocols. This technology, which was initially implemented at Coopers & Lybrand, grew to 30,000 users and was hailed in an article by Tom Peters, which he called "one of the most important stories we have ever run." Reach Networks was also featured at PC Forum and in articles in CIO, Information Week and PC Week magazines. More recently, Mr. Zimmerman created PricewaterhouseCoopers' Telecom Insider extranet; a free Internet-based news and information service broadcast to over 70,000 leading telecom executives across the globe. The service was featured as a best practice in Sales & Marketing magazine.

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A graduate of Haverford College, Mr. Zimmerman received a Master's degree in
Accounting from New York University and is a certified public accountant in New York State.

About Predictive Systems
Predictive Systems, Inc. (Nasdaq: PRDS) is a leading network infrastructure and security consulting firm focused on building fast, reliable, secure networks for service providers and global enterprises. The firm's BusinessFirst(TM) approach maps technology solutions to business goals, and delivers measurable results. Predictive Systems' clients include Allstate (NYSE: ALL), Bear Stearns (NYSE:
BSC), BellSouth (NYSE:BLS), British Telecom (NYSE:BTY), Cisco Systems (Nasdaq:CSCO), Citigroup (NYSE:C), Credit Suisse First Boston (NYSE:DIR), First Union National Bank (NYSE:FTU), WorldCom (Nasdaq:WCOM), and Pfizer (NYSE:PFE). Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Internationally, it has offices in Germany, Japan, the Netherlands, and the UK. For additional information, please contact Predictive Systems at 1-800-770-4958 or visit www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Predictive Systems' reports and other documents filed from time to time with the Securities and Exchange Commission.